UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

May 17, 2012
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 625 – 4 Avenue S.W.
Calgary, Alberta, Canada    T2P 0K2
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                      Unregistered Sales of Equity Securities.

On May 17, 2012, GeoGlobal Resources Inc. (the “Company”) entered into subscription agreements (the “Agreements”) with certain investors for the issuance of 3,853 units (“Units”) at US$220.00 per Unit. The offering was made to a small group of investors outside of the United States in reliance on Rule 903 of Regulation S under the Securities Act of 1933, as amended for gross proceeds of $847,660.  The Company paid an aggregate amount of $56,188 in placement fees.

Under the terms of the Agreements, each Unit consist of 1,000 common shares, par value $0.001 per share (“Common Stock”) and 750 warrants expiring on July 31, 2012 (the “July Warrants”) and 750 warrants expiring on March 31, 2013 (the “March Warrants”).  Each Warrant entitles the holder to purchase one share of Common Stock. The July Warrants have an exercise price of US$0.26 per share of Common Stock and the March Warrants have an exercise price of US$0.30 per share of Common Stock.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 17, 2012

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Paul B. Miller
Paul B. Miller
President and CEO